UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 11, 2021

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

N/A
(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On October 11, 2021, Turning Point Brands, Inc. (the “Company”) issued a press release announcing that, on October 8, 2021, the Food and Drug Administration rescinded the Marketing Denial Order initially issued to the Company on September 14, 2021 in response to a Premarket Tobacco Product Application covering certain of the Company’s vapor products. As a result, the Company withdrew its Petition for Review and Stay from the Sixth Circuit Court of Appeals. All of Company’s proprietary vapor products will continue to be marketed while they remain under review.  A copy of the press release is attached as Exhibits 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release dated October 11, 2021
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: October 12, 2021	By:	/s/ Brittani N. Cushman
Brittani N. Cushman
Senior Vice President, General Counsel and Secretary